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                                                              EXHIBIT 10(iii)(I)

                                 FIRST AMENDMENT
                                       TO
                        DALLAS SEMICONDUCTOR CORPORATION
                      EXECUTIVE DEFERRED COMPENSATION PLAN

         This Amendment, executed this 30th day of October, 2000, is made by Dallas Semiconductor Corporation (the "Company"), a Delaware corporation:

                                   WITNESSETH:

         WHEREAS, the Company established and maintains the Dallas Semiconductor Corporation Executive Deferred Compensation Plan ("Plan"), effective as of December 28, 1997;

         WHEREAS, the Company wants to amend the Plan to provide for distributions in Company stock;

         WHEREAS, the Plan may be amended by the Committee pursuant to the provisions of Paragraph 9.1 of the Plan, and the Committee desires to amend the Plan.

         NOW, THEREFORE, the Plan is amended as follows:

         Paragraph 6.3 of the Plan is deleted in its entirety, and the following is substituted as new Paragraph 6.3, effective December 31, 1999:


         "6.3. FORM OF DISTRIBUTION. Distribution of a Participant's Account shall be only in (i) whole shares of Stock, using fair market value determined as of the date of distribution, and (ii) cash in an amount equal to the value of any fractional shares of Stock that would otherwise be due. The value of the assets distributed under this Paragraph, determined as of the date of distribution, shall be equal to the Participant's amount distributable; provided, however, that notwithstanding anything in the Plan to the contrary, the Committee may, in its sole discretion, make distributions under this Paragraph net of applicable federal and state withholding taxes."

IN WITNESS WHEREOF, the Company executes this Amendment on the day and year first written above, effective as provided herein.


                                     DALLAS SEMICONDUCTOR CORPORATION


                                     By: /s/ Alan P. Hale
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                                     Its: CFO
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